                                                                    EXHIBIT 23.1









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of National Health Partners, Inc. and Subsidiaries on Form S-8 of our audit report, dated February 9, 2005 of National Health Partners, Inc. and Subsidiaries which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern which is incorporated by reference in this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.

/s/  HJ & Associates, LLC
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HJ & Associates, LLC
Salt Lake City, Utah
February 6, 2006